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                                                                    EXHIBIT 23.2

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


    We consent to the reference to our firm under the caption "Experts" and to the use of our reports pertaining to Xoom.com, Inc. dated January 25, 1999, pertaining to MightyMail Networks, Inc. dated June 4, 1999, and pertaining to Paralogic Software Corporation dated June 22, 1999, included in the Proxy Statement of Xoom.com, Inc. that is made a part of Amendment No. 1 to the Registration Statement (Form S-4) and Prospectus of NBC Internet, Inc. for the registration of 19,912,553 shares of its common stock.


                                          /s/ ERNST & YOUNG, LLP


Palo Alto, California
August 30, 1999